SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2012

Step Out, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-177518	45-2758994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

533 Birch Street Lake Elsinore, CA	92530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (951) 674-1554

1976 Glacier Meadow Dr., Reno, NV 89521 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On September 19, 2012, we entered into an Agreement of Conveyance, Transfer and Assignment of Membership Interests and Assumption of Obligations (the “Agreement”) with our sole officer and director, Sterling Hamilton. Pursuant to the Agreement, we transferred all membership interests in our operating subsidiary, SOI Nevada, LLC, to Mr. Hamilton. In exchange for this assignment of membership interests, Mr. Hamilton agreed to assume and cancel all liabilities relating to our former business of developing a chain of flotation tank therapy spas. In addition, Mr. Hamilton agreed to release all liability under a promissory notes due and owing to him in the amount of $2,000.

As a result of the Agreement, we are no longer pursuing our former business plan. Under the direction of our newly appointed officers and directors, as set forth below, we intend to develop a business focused on the design, manufacturing, and distribution solar-based portable power stations. We plan to offer a line of portable solar power generators under the brand name MySolarGenerators.™ Our planned new product line product line will be available initially in four models based on customer needs. As our plans and our new business develop, we will make appropriate additional disclosures.

SECTION 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

Also on September 19, 2012, Mr. Hamilton agreed to transfer 583,333 of his shares of common stock to a group of four purchasers for a total purchase price of $20,000. The source of the consideration paid to Mr. Hamilton was the existing funds of the purchasers. The sale of these shares was exempt from registration under Section 4(2) of the Securities Act. Also, in connection with the sale of these shares, Mr. Hamilton cancelled 9,416,667 of his shares and returned them to treasury.

In connection with the sale of his controlling interest in the company, Mr. Hamilton appointed Bruce R. Knoblich, Pamela J. McKeown, George Rodriguez, and Anthony Hama to the board of directors and/or to certain officer positions and then resigned from all officer and director positions, as discussed in Item 5.02, below.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the registrant.

Following the change in control, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of September 19, 2012 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

2

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 2,500,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Bruce R. Knoblich 533 Birch Street Lake Elsinore, CA 92530	500,000	20.00%
Common	Pamela J. Mckeown 533 Birch Street Lake Elsinore, CA 92530	10,000	0.4%
Common	George Rodriguez 533 Birch Street Lake Elsinore, CA 92530	16,667	0.67%
Common	Anthony Hama 533 Birch Street Lake Elsinore, CA 92530	4,167	0.17%
	All Officers and Directors as a Group (one person)	530,834	21.24%

	Other 5% owners
	None.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

Except as superseded or updated by the disclosures set forth in this Current Report, all other information required Item 5.01(a)(8) of Form 8-K may be found in the Company’s Quarterly Reports on Form 10-Q filed January 20, 2012, April 16, 2012, and July 16, 2012, respectively, and in the Company’s Registration Statement on Form S-1/A filed November 23, 2011, each of which is incorporated herein by reference as permitted by Item 5.01(a)(8) of Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 19, 2012, the board of directors appointed Bruce R. Knoblich and Anthony Hama to our board of directors. In addition, the board appointed appointed the following new officers, each to hold office until removed by the Board of Directors:

Bruce R. Knoblich – President and Chief Executive Officer

Pamela J. McKeown – Chief Financial Officer, Secretary, and Treasurer

George Rodriguez – Vice President

Following these appointments, the board accepted the resignation of Sterling Hamilton as our former sole officer and director. There was no known disagreement with Mr. Hamilton regarding our operations, policies, or practices.

Bruce R. Knoblich is our newly appointed President, Chief Executive Officer, and Director. Mr. Knoblich is currently the President of Installing Dealer Supply, Inc., a company he founded in December of 1989. Installing Dealer Supply is a leading distributer of garage doors, gate automation, and access control equipment based in Lake Elsinore, California. Prior to his founding of Installing Dealer Supply, Inc., Mr. Knoblich served as General Manager of Frantz Manufacturing Company, a garage door manufacturer with divisions that produced bearings for different industries, at their Temecula California distribution center from 1984 to 1989. In this role, Mr. Knoblich was responsible for overseeing the company’s entire local operation. From 1977 to 1984, Mr. Knoblich served as a sales representative for Frantz Manufacturing Company. From 1974 to 1977, Mr. Knoblich worked for Heiwig Industrial Sales, a manufacturer’s representative that specialized in iron castings and screw machine products. In 1977, Mr. Knoblich graduated from Western Illinois University with a bachelor’s degree in business.

3

Pamela J. McKeown is our newly-appointed Chief Financial Officer, Secretary, and Treasurer. For the past 11 years, Ms. McKeown has been the Controller for Installing Dealer Supply, Inc. She has been responsible for developing and managing the finances and accounting of Installing Dealer Supply along with the company’s operations, inclusive of sales, customer service, purchasing, inventory and credit management. Ms. McKeown has prior experience with large corporations, including DLS Constructors, a noted provider of underground piping for highways to the State of California, and with Air Control Management, Inc. (ACM), a supplier to the tract home industry.

George Rodriguez is our newly appointed Vice President. Since 2011, Mr. Rodriguez has been the developer and operator of a personal and professional website focused on book reviews and leveraging the knowledge found in non-fiction works. From 1994 to 2011, Mr. Rodriguez had a 17-year career with Amarr Garage Door, the nation’s leading garage door manufacturer. During his time at Amarr, Mr. Rodriguez’s positions included General Manager for the Albuquerque Distribution Center, General Manager for the Bay Area Distribution Center in California, General Manager of the Southern California Distribution Center, Sales Manager for Southern California, District Sales Manager, and Director of Sales for the West Coast. Mr. Rodriguez’s final position with Amarr was Director of Retail Sales. In this position, he was responsible for all of Amarr’s nationwide retail accounts. Mr. Rodriguez graduated from Stanford University with a bachelor’s degree in political science in 1994.

Anthony Hama is one of our newly-appointed Directors. From February 2010 through May 2012, Mr. Hama served as the Chief Financial Officer for Land Baron Investments, a real estate investment company in Nevada (“Land Baron”). Mr. Hama was responsible for financial management and oversight of Land Baron. Prior to joining Land Baron, from January 2005 through January 2010, Mr. Hama worked as a director of investment with TREC Investment Realty. With TREC Investment Realty, Mr. Hama was responsible for the acquisition and management of commercial real estate nationwide. Mr. Hama’s other notable work includes working for Bank of America Securities from 2002 through 2003, Equity Office Properties Trust from 1999 through 2002, KPMG Peat Marwick from 1996 through 1997, and Smith Barney, Inc. from 1993 through 1995. Mr. Hama graduated with a Bachelors of Arts in economics from UCLA and from Cornell University with a Masters of Business Administration.

Our newly-appointed officer and directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any written employment agreements or other formal compensation agreements with our officers and directors. We currently plan to pay our President and CEO, Bruce R. Knoblich, a salary of $100,000 per year. We currently plan to pay our Vice President, George Rodriguez, a salary of $70,000 per year. Compensation arrangements with our officers and directors are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Following the transactions described above, our corporate offices have been moved and our phone number has changed. Our new office address and phone number is:

533 Birch Street

Lake Elsinore, CA 92530

Phone: (951) 674-1554

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Agreement of Conveyance, Transfer and Assignment of Membership Interests and Assumption of Obligations

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Step Out, Inc.

/s/ Bruce R. Knoblich

Bruce R. Knoblich

President and Chief Executive Officer

Date: September 19, 2012

5